Exhibit 21.1

LIST OF SUBSIDIARIES OF THE REGISTRANT

Subsidiary	Registered Jurisdiction

Advanced Production Management LLC	California

Arato Peru S.A.	Peru

Avocado Packing Company S.A.C.	Peru

Beggie Peru S.A.	Peru

Blueberries Peru S.A.C.	Peru

Copaltas S.A.S.	Colombia

Grupo Arato Holding S.A.C.	Peru

Guatemala Avocados S.A.	Guatemala

Henry Avocado Corporation	California

Inversiones Agricolas Olmos II S.A.C.	Peru

Inversiones Agricolas Olmos S.A.C.	Peru

Mission Aguacates, Limitada	Guatemala

Mission Canada Ltd.	Canada

Mission de Mexico, S.A. de C.V.	Mexico

Mission Inversiones Agricolas Guatemala S.A.	Guatemala

Mission Produce Asia Limited	Hong Kong

Mission Produce Chile SpA	Chile

Mission Produce Europe BV	Netherlands

Mission Produce Foundation	California

Mission Produce Logistics, LLC	California

Mission South Africa (Pty) Ltd	South Africa

Moruga Inc. S.A.C.	Panama

SamLand I, LLC	California

SamLand II, LLC	California

SamLand III, LLC	California

SamLand IV, LLC	California

Shanghai Mr. Avocado Limited	China

Solar MPC, LLC	California